UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2021

HNO INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-130286	20-2781289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1309 Coffenn Avenue, Suite 1567 Sheridan, WY	82801
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (310) 467-1193

EXCOIN LTD.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On August 31, 2021, the Company filed a Certificate of Amendment to the Articles of Incorporation (the "Amendment") with the Secretary of State of Nevada to change the name of the Company from Excoin Ltd. to HNO International, Inc.

A copy of the Amendment is attached to this Current Report as Exhibit 3.1 incorporated herein by reference.

The Company submitted initial documents to the Financial Industry Regulatory Authority ("FINRA") regarding this name change. On September 1, 2021, FINRA notified the Company that they would announce the below listed Corporate Action requested by the Company:

NEW NAME: HNO International, Inc.
NEW TRADING SYMBOL: HNOI
NEW CUSIP: 404729105
DAILY LIST ANNOUNCEMENT DATE: September 1, 2021
MARKET EFFECTIVE DATE: September 2, 2021

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Document	Location
3.1	Certificate of Amendment	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNO International, Inc. (Registrant)
Date: September 8, 2021	By: /s/ Donald Owens Donald Owens Chief Executive Officer

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